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                                                                   EXHIBIT 10.28

                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is made and entered into by and among TELESERVICES INTERNET GROUP INC., formerly TeleServices International Group Inc., ("Company"), a Florida corporation with its principal executive offices at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701; ROBERT P. GORDON ("Executive"), an individual residing at 234-21st Avenue Northeast, St. Petersburg, Florida 33704, and PERCH, INC., a Florida corporation with its principal offices at 200 Beach Drive N.E., Unit 1, St. Petersburg, Florida 33701, ("Perch").

         WHEREAS, Executive accepted employment with Company on or about December 4, 1998 as Chairman and Chief Executive Officer pursuant to an Executive Employment Agreement executed by both parties and dated December 4, 1998 (the "Gordon Executive Employment Agreement"), which superseded his prior employment agreement with Company dated January 15, 1997;

         WHEREAS, Company and Executive desire to terminate both the employment relationship and the Gordon Executive Employment Agreement, as well as Executive's seat on Company's board of directors, upon mutually acceptable terms and to settle any and all differences, claims and potential claims arising out of (i) Executive's employment and termination of employment with Company, (ii) termination of the Gordon Executive Employment Agreement, and (iii) Executive's resignation of his seat on Company's board of directors;

         WHEREAS, Perch desires to secure the services of Executive; and

         WHEREAS, the parties acknowledge that Executive may be deemed to be an affiliate of Perch;

         NOW THEREFORE, in consideration of the mutual promises and other consideration contained herein and intending to be legally bound, the parties agree as follows:

1. SEPARATION.

         a. Executive hereby resigns, effective on the date of the closing of Company's acquisition of The Affinity Group, Inc. (the "Employment Resignation Date"), from the following positions:
                  (i) Chairman and Chief Executive Officer of Company; (ii) a director of Company; (iii) a director and officer of any of Company's subsidiaries.

         b. Company hereby assigns to Perch, without recourse, all rights, title, and interest of Company under the Gordon Executive Employment Agreement and all obligations, duties, promises, covenants, representations and warranties of Company arising thereunder after the Employment Resignation Date, including, but not limited to, all salary and other compensation and benefits, but excepting those obligations, duties,

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                  promises, covenants, representations and warranties of Company expressly and specifically reserved to Company in this Agreement.

         c. Perch hereby accepts the assignment, without recourse, by Company of all rights, title, and interest of Company under the Gordon Executive Employment Agreement and all obligations, duties, promises, covenants, representations and warranties of Company arising thereunder after the employment resignation date, including, but not limited to, all salary and other compensation and benefits, but excepting those expressly and specifically reserved to Company in this Agreement. In addition, Perch hereby assumes the Gordon Executive Employment Agreement and all obligations, duties, promises, covenants, representations and warranties of Company arising thereunder after the Employment Resignation Date, including, but not limited to, all salary and other compensation and benefits, but excepting those obligations, duties, promises, covenants, representations and warranties of Company expressly and specifically reserved to Company in this Agreement.

         d. Company hereby assigns to Perch, and Perch hereby accepts assignment of, the debts and obligations of Executive to Company, and Company's subsidiary, GeneralSearch.com, Inc. ("GSCI"), assigns to Perch the promissory notes of Executive to GSCI, all as set forth on Exhibit A hereto.

         e. Executive hereby consents to (i) the assignment, without recourse, by Company to Perch of all rights, title, and interest of Company under the Gordon Executive Employment Agreement and of all obligations, duties, promises, covenants, representations and warranties of Company arising thereunder after the Employment Resignation Date, including, but not limited to, all salary and other compensation and benefits, but excepting those obligations, duties, promises, covenants, representations and warranties of Company expressly and specifically reserved to Company in this Agreement; (ii) the assumption by Perch of the Gordon Executive Employment Agreement and all obligations, duties, promises, covenants, representations and warranties of Company arising thereunder after the Employment Resignation Date, including, but not limited to, all salary and other compensation and benefits, but excepting those obligations, duties, promises, covenants, representations and warranties of Company expressly and specifically reserved to Company in this Agreement; and (iii) the assignment to Perch of (a) the debts and obligations of Executive to Company and (b) the promissory notes of Executive to GSCI.

         f. Under Company's existing director and officer insurance policy, Executive's actions as an officer or director of Company up to the Employment Resignation Date are automatically covered to the same extent as if Executive were still an officer or director of Company, as the case may be, and Company shall continue to purchase and maintain such director and officer insurance coverage for a period not less than the term of the all applicable statutes of limitation beginning on the Employment Resignation Date.

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         g.       Part I of Exhibit B lists all Company securities owned by
                  Executive. Executive hereby forfeits certain of these securities as set forth in Part II of Exhibit B.

         h. Executive hereby acknowledges that he has removed from Company's offices at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701, all personal effects, artwork, furniture, fixtures and equipment belonging to him, including, without limitation, the office, and Executive hereby relinquishes all claim, right, title and interest in and to the personal effects, artwork, furniture, fixtures and equipment presently situated in Company's offices at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701.

2. CONSIDERATION PROVIDED TO EXECUTIVE. In consideration of the actions, covenants and releases of Executive and Perch made in this Agreement, Company shall pay to Executive or perform the following:

         a. Executive will be paid $75,000 by December 31, 2000, with $20,000 of this amount due within five business days after the Employment Resignation Date.

         b. Simultaneously upon the full execution and delivery of this Agreement by Executive, Company and Executive will enter into a Consulting Agreement in the form attached hereto as Exhibit C.

         c. Company acknowledges that Executive may have personal liability either by contract or by operation of law for certain primary debts and primary obligations of Company, including but not limited to the following:

                  (i) The bank loan to Company from NationsBank with a current balance of approximately $134,000;

                  (ii) The loan or lease, as the case may be, on certain automobiles driven by other executives of Company, specifically an Audi, which has a balance of $18,200, which is payable at the rate of $469 per month for 39 months, and a Lexus, which has balance of $12,000, which is payable at the rate of $999 per month for 12 months used by other executives of Company, to the extent that Executive shall not be required to pay pursuant to his personal guaranties against these obligations of Company. The said auto loans or leases, as the case may be, show Company as the owner or lessee;

                  (iii) Liability for the obligation of Company's former subsidiary, Visitors Services International Corp. ("VSI"), to Nutmeg Systems for services rendered by Nutmeg Systems and received by VSI;

                  (iv) Accrued payroll tax liability, including, taxes, interest, and penalties of Company and its subsidiaries; and


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                  (v)      Ordinary and necessary expenses in reasonable amounts
                           incurred by Executive on behalf of Company, including, without limitation, an invoice from the Vinoy hotel for approximately $22,000.

                  Company shall use it best efforts to continue pay all of such primary liabilities of Company when currently due.

         d. For a period of nine (9) months following the employment resignation date, Company will pay the monthly continuation coverage payments under the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") for any group health insurance covered by COBRA in which Executive was a participant at the time of his resignation and for which he properly elects and continues to remain eligible for continuation coverage under COBRA.

         e. Company shall use its best efforts to register, at the Company's expense and on the next appropriate registration statement or amendment filed by the Company, (i) the shares underlying Executive's remaining 3.5 million options on Form S-8; and (ii) the shares underlying Executive's 553,788 options granted November 12, 1999 and Executive's 950,000 options granted December 15, 1999, for resale by Executive.

         f. Company shall permit Executive to sell his 1,740,164 shares of restricted common stock as permitted under Rule 144 of the Securities Act of 1933, as amended, at the rate of up to 125,000 per month, and shall provide, at no cost to Executive, an appropriate legal opinion to the Company's transfer agent within ten business days of receipt of each request (provided that Executive has provided to Company all necessary documentation to process the request).

3. NON-DISPARAGEMENT. Executive and the directors, officers and senior staff members of Company and their agents and representatives have not and shall not communicate, directly or indirectly, any negative or disparaging comments or information about each other or any of the current or former officers, directors, managers, supervisors, executives, or representatives of Company or any of its subsidiaries and affiliates concerning the reputation or status of the other party's professional abilities, business, or financial condition. In the event Executive is asked by a person inside or outside Company or any of its affiliates about his separation from Company and/or the differences between Executive and Company or any of its subsidiaries and affiliates, he may state only that he resigned from Company in all capacities, except that Company has retained his services on a non-exclusive basis, and words to the effect that he and Company have resolved any and all differences they may have had on an amicable basis. In the event a member of Company's staff is asked by a person inside or outside of Company or any of its subsidiaries and affiliates about Executive's separation from Company and/or the differences between Executive and Company and any of its subsidiaries and affiliates, they may state only that Executive resigned from Company in all capacities, except that Company has retained his services on a non-exclusive basis, and words to the effect that Executive and Company have resolved any and all differences they may have had on an amicable basis.


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4.       EXECUTIVE'S RELEASE OF ALL CLAIMS. In consideration of this Agreement and the consulting agreement attached hereto as Exhibit C, including, but not limited to, the mutual, binding promises contained herein and in the consulting agreement, and intending to be legally bound thereby, Executive, on behalf of himself, his executors, legatees, devisees, administrators successors, and assigns, does hereby irrevocably, forever and unconditionally release and forever discharge Company and each of its past, present and future stockholders, agents, directors, officers, executives, representatives, attorneys, and its predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Company Released Parties"), of and from any and all actions, causes of action, suits, debts, judgments, charges and expenses (including attorneys' and paralegal fees and costs at all levels of dispute resolution), of any nature whatsoever, asserted or unasserted, known or unknown, ("Claims"), which Executive ever had, now has, or hereafter may have against the Company Released Parties, in any way arising out of or related to Executive's employment and/or other capacity and/or service as a director and/or otherwise with Company and/or any of its subsidiary and/or affiliated entities and/or the termination of his employment and/or other capacities and/or services with Company and/or its subsidiary and affiliated entities.

         In expansion of, and not in limitation of, the general nature of the foregoing release, Executive releases and forever discharges any and all Claims he may have had against such Company Released Parties in any way arising out of or related to Executive's employment and/or other service and/or capacity with Company and/or any of its subsidiary and/or affiliated entities and/or the termination of his employment and/or other services and/or capacities with Company and/or its subsidiary and/or affiliated entities, regardless of whether any or all of such Claims arises under any state or federal statute, ordinance, regulation, order or common law. The Claims released by Executive include, but are not limited to, those under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq.; Title VII of the Civil Rights Act of 1964 ("Title VII"), 42 U.S.C. Section 2000e et seq.; the Americans with Disabilities Act of 1990 ("ADA") 42 U.S.C.
         Section 12101 et seq.; the Family and Medical Leave Act of 1993 ("FMLA"), 29 U.S.C. Section 2601 et seq.; and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq.; and as any or all of the foregoing are or may be amended, or any other federal, state or local statute, rule or ordinance and any other claims in law or equity. In further expansion of the foregoing releases, Executive releases the Company Released Parties of and from any and all Claims based on constructive discharge, express, implied or quasi-contract, and breach of the implied covenant of good faith and fair dealing. In still further expansion of the foregoing releases, Executive releases the Company Released Parties of and from any and all Claims for fraud of any kind. Expanding the foregoing releases further still, Executive releases Company Released Parties of and from any and all Claims for wrongful discharge of any kind (including in violation of public policy and constructive discharge), infliction of emotional distress, whether intentional or negligent, defamation, negligence, conspiracy, any and all other common law torts and discrimination on any basis prohibited by statute, public policy or otherwise.


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5.       COMPANY'S RELEASE OF ALL CLAIMS. As part of the consideration for
         Executive entering into this Agreement, Company for and on behalf of itself and all of its past, present and future subsidiaries, parent corporations, affiliates, directors, officers, executives, representatives, attorneys, insurers, heirs, executors, administrators, assigns, and agents, and all persons acting by, through, under or in concert with any of them, does hereby irrevocably, forever and unconditionally release and forever discharge Executive, his personal representatives, heirs, legatees, devisees, administrators, successors, assigns, and future employers, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Executive Released Parties"), of and from any and all Claims which Company ever had, now has, or hereafter may have against the Executive Released Parties, in any way arising out of or related to Executive's employment and/or other service and/or capacity with Company or any of its subsidiary or affiliated entities or the termination of his employment and/or other services and/or capacities with Company and its subsidiary and affiliated entities.

6. CLAIMS RELEASED CONSTRUED BROADLY. Executive and Company intend that the provisions of this Agreement regarding the Claims being released by each of them under the provisions of this Agreement shall be construed as broadly as possible. Provided, however, that nothing contained in this Agreement is intended to waive any claims or rights based on this Agreement or a breach of this Agreement, or based on conduct or any event that occurs after the effective date of this Agreement.

7. ASSUMPTION OF RISK OF CHANGE IN FACTS. Executive and Company understand that the facts under which they give their releases hereunder may prove to be different than now known or believed by them, and each accepts and assumes the risk thereof and agrees that their releases shall remain in full force and effect and not subject to modification, termination or rescission by reason of any difference in facts.

8. COVENANT NOT TO SUE. Subject to full performance of the other party's obligations under this Agreement, each party hereto agrees that neither such party nor any person or entity on such party's behalf has or shall commence, maintain or prosecute any lawsuit, complaint, action or proceeding of any kind against the other or their respective Released Parties with respect to any act, omission or other matter occurring up to and including the effective date of this Agreement. The foregoing notwithstanding, and subject to paragraph 17, this covenant not to sue does not extend to any claim for breach of this Agreement or the consulting agreement.

9. COMPANY RECORDS; RETURN OF COMPANY PROPERTY. Executive represents that on the Employment Resignation Date, he shall return to Company any of the following that he has in his possession: records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies, sales records and copies thereof) (collectively, the "Company Records") provided by Company and/or its


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         predecessors, subsidiaries or affiliates and/or obtained as a result of his employment with, or in any of his capacities with, or rendering of services for, Company and/or its predecessors, subsidiaries or affiliates, and/or created by Executive while employed by and/or rendering services to or for Company and/or its predecessors, subsidiaries or affiliates. Executive acknowledges that all such Company Records are the property of Company. In addition, Executive shall promptly return in good condition any and all cellular phone equipment, pagers, credit cards, business cards, computer equipment and accessories belonging to and/or leased by Company. As of Executive's Employment Resignation Date, Company will make arrangements to remove, terminate or transfer from Executive any and all business communication lines including network access, cellular phone, fax line and other business numbers belonging to or leased by Company.

10. CONFIDENTIAL INFORMATION. Executive acknowledges that, during his employment and other service with Company and/or its subsidiary or affiliated entities, he has had access to confidential and other information proprietary to Company and/or its subsidiary or affiliated entities, including but not limited to trade secrets, operations, customer information, customer prospects, strategic plans, inventions, business plans, formulas processes, designs, methods, techniques, know-how, systems, software programs, works of authorship, plans, proposals, information about products, and other proprietary information (the "Confidential Information"). Executive agrees that he has not and shall not at any time disclose to any person or entity the Confidential Information acquired during or in connection with his employment with or in rendering services to Company and/or any of its subsidiaries and affiliates without prior written permission from Company. Executive agrees that he shall keep secret the Confidential Information and all matters that have been entrusted to him and shall not use or attempt to use any of the Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to Company and/or its subsidiaries and affiliates.

         The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Executive; (ii) information received from a third Party outside of Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Company; or (iv) information that may be required to be disclosed by law or by an order of any court, agency or proceeding, provided that Executive shall provide Company with notice of any such required disclosure once Executive has knowledge of it and will provide all reasonable assistance requested by Company to obtain an appropriate protective order with respect to such information.

11. KNOWING AND VOLUNTARY AGREEMENT. Each party hereto hereby acknowledges that such party has carefully read and understands all of the provisions and effects of this Agreement; that each is voluntarily and knowingly entering into this Agreement free of coercion or duress; and that in agreeing to sign this Agreement, the parties have not, except for representations, promises, statements, or explanations made herein or in an exhibit attached hereto, relied on any representations, promises, agreements, statements or explanations made by any party hereto or their respective attorneys concerning the terms or effects of this


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         Agreement in connection with their respective decisions to execute the same. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS HAD A FULL AND COMPLETE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH ITS COUNSEL.

         EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY ONE (21) DAYS PRIOR TO SIGNING AND RETURNING IT TO PAUL W. HENRY, SECRETARY AND TREASURER OF THE COMPANY, 100 SECOND AVENUE SOUTH, SUITE 1000, ST. PETERSBURG, FLORIDA 33701. EXECUTIVE ALSO ACKNOWLEDGES THAT HE IS AWARE OF AND HAS BEEN ADVISED OF HIS RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) DAYS AFTER HE SIGNS THIS AGREEMENT BY NOTIFYING THE ABOVE INDIVIDUAL IN WRITING BY 5 P.M. ON THE SEVENTH
         (7TH) DAY AFTER HE SIGNS AND RETURNS THE AGREEMENT AND THAT HE HAS BEEN STRONGLY ADVISED TO SEEK LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT.

         EXECUTIVE REPRESENTS THAT, IF HE SIGNED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, HE HAS FREELY AND VOLUNTARILY WAIVED HIS RIGHT TO CONSIDER THIS AGREEMENT FOR SUCH PERIOD UPON CONSULTATION WITH HIS COUNSEL. THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED AND EMPLOYER SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT UNTIL IT HAS BECOME EFFECTIVE AS SET FORTH IN THIS PARAGRAPH 11.

12. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard for its conflicts of laws principles.

13. CHANGE, MODIFICATION AND WAIVER. No change or modification of this Agreement shall be valid unless it is in writing and signed by Executive and an authorized officer of Company. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced (in the case of Company, by an authorized officer of Company). The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

14. INTEGRATION. This Agreement and its exhibits constitutes the entire agreement between Company and Executive concerning the subject matters hereof and supercedes all prior representations, promises and agreements, whether oral or written, implied or otherwise with respect thereto.

15. SEVERABILITY. Any provision of this Agreement, which is adjudged to be prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement.

16. ATTORNEYS FEES. In the event an action is brought for breach of or to enforce this Agreement, including arbitration, the prevailing party shall receive its reasonable attorneys and paralegal


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         fees and costs at all levels of dispute resolution involved as determined by the court or arbitrators, as the case may be.

17. DISPUTE RESOLUTION. Any dispute, claim, misunderstanding or disagreement that arises out of or which relates to this Agreement, or to the interpretation or breach of this Agreement, or the arbitrability of the dispute, ("Disputed Matter") shall be resolved by arbitration. To initiate arbitration of any Disputed Matter(s), the party seeking arbitration shall deliver written notice of the Disputed Matter(s) to the other party, stating the Disputed Matter(s), such party's position on the Disputed Matter(s), and that such notice shall serve as Notice of Submission of Disputed Matter(s) to arbitration.

         Arbitration of the Disputed Matter(s) shall be submitted to a single arbitrator, if the parties hereto agree upon one; otherwise, to a board of three arbitrators, of whom one shall be selected by each party within twenty (20) days after such 30 day period, and a third arbitrator shall be selected by these two selected arbitrators. If one of the parties fails to timely select an arbitrator, the arbitrator that was timely selected shall be the sole arbitrator. If neither party timely selects an arbitrator, the first arbitrator selected thereafter shall be the sole arbitrator, no others being appointed. Where each of the parties timely selects an arbitrator, said arbitrators will have ten (10) days from the end of the twenty (20) day period to select the third arbitrator. In the event the arbitrators are unable to timely agree on the third arbitrator, either party may petition any official of the American Arbitration Association for appointment of the third arbitrator and the parties agree to accept any arbitrator appointed by such official subject to the limitations hereof. Arbitration shall commence within ten business days of the selection of the final arbitrator and shall proceed in accordance with any private arbitration procedures and rules of evidence specified by the rules of evidence or procedure of commercial arbitration of the American Arbitration Association. The arbitrators shall have all the powers permitted arbitrators under the laws of the State of Florida. The decision and award of such single arbitrator, if only one is used, or any two of such board if three are used, as the case may be, shall be final and binding upon the said parties, their heirs, legal representatives, successors and assigns respectively, and shall have the same force and effect as though such decision had been handed down by a court of final jurisdiction; the cost of arbitrator(s) to be shared equally by the parties. The non-prevailing party shall be responsible for and shall pay for the prevailing party's reasonable expenses of presenting its respective case, including depositions, attorney fees and costs and witness fees. Each of the parties hereto covenants to abide by any arbitration decision. The arbitration shall be conducted in St. Petersburg, Florida. In the event that it becomes necessary for either party to this agreement to enforce the terms hereof or a decision of arbitration through the initiation of legal proceedings, the prevailing party in said proceedings shall be entitled to collect all costs and a reasonable attorneys' fee from the non-prevailing party, both as to the initial lawsuit and any appellate proceedings.

                  Arbitrators must be independent of the parties and their principals. Persons who are hereby expressly disqualified to serve as arbitrators are principals of parties, relatives of said principals, executives of parties or said principals, persons not residing within 100 miles of St. Petersburg, Florida, attorneys, accountants and other business persons having professional


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         or business relationships with the parties or said principals. The parties shall deposit, at the beginning of the arbitration process, with the arbitrators an amount equal to the estimated costs (including arbitrators' time charges) of the total arbitration. Failure to make full deposit of one half of the estimated costs by the deadline imposed by the Arbitrator(s) shall result in a default judgment being awarded by the Arbitrator(s) to the party who did make a timely deposit of the full one half of the estimated costs. Arbitrators time charges shall be at the same rate for all arbitrators.

18. INDEMNIFICATION. The indemnification(s) of Executive from Company that Executive enjoyed by and through his Executive Employment Agreement, the Articles of Incorporation of the Company, the Bylaws of Company, the Florida Business Corporation Act and/or any other written instrument executed and delivered by Company prior to September 1, 2000, to wit, the indemnification(s) described in Exhibit D hereto, shall not be abridged by the execution and delivery of this Agreement or the termination of the Executive Employment Agreement or Executive's employment with Company under this Agreement and the same shall survive the execution and delivery of this Agreement, the termination of the Executive Employment Agreement, and termination of Executive's employment with Company under this Agreement.

19. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the
Parties have agreed to and executed the foregoing Separation Agreement, effective as of the last date written below.

EXECUTIVE:


/s/  Robert P. Gordon                             November 22, 2000
----------------------                            -----------------
Robert P. Gordon                                  Date


COMPANY:

TELESERVICES INTERNET GROUP INC.



By: /s/ Paul W. Henry
    -------------------

Its: Secretary/Director                           November 22, 2000
     ------------------                           -----------------
                                                  Date

PERCH:

PERCH, INC.


By: /s/  John H. Talbott
    ---------------------------

Its: Vice President, Operations                   November 22, 2000
     --------------------------                   -----------------
                                                  Date


Joined in for the sole purpose of consenting to the forgiveness of Executive's indebtedness and assignment of the promissory notes as provided in paragraph 2d above and Exhibit B hereto, and subject to the terms and conditions of this Agreement.

GENERALSEARCH.COM, INC.


By:  /s/ Jeffrey C. Bruss                         November 22, 2000
     -------------------------                    -----------------
         Jeffrey C. Bruss, CEO                    Date


Separation Agreement
Page 11 of 11

                                    EXHIBIT A


1. $700,000 owed to Company by Executive for the purchase by Executive of 1,000,000 shares of the Company's common stock pursuant to an option exercise on July 31, 2000.

2. $117,066 owed to Company by Executive for amounts loaned and/or advanced to Executive in excess of amounts accrued and owing to Executive by Company.

3. $505,000 owed by Executive to GSCI for loans made by GSCI to Executive, evidenced by the following three promissory notes, all of which bear interest at 8% per annum, simple, payable in arrears at maturity; 18% per annum, simple , on unpaid balance of interest and principal upon default until paid in full, which are being transferred and assigned by GSCI to Perch simultaneously upon execution of this Agreement:

         (i) Note dated June 29, 2000 in the face amount of 200,000, secured by 390,909 shares of Company common stock, maturity date 120 days after the Note date.

         (ii) Note dated July 10, 2000 in the face amount of $230,000, secured by 390,909 shares of Company common stock, maturity date 120 days after the Note date.

         (iii) Note dated July 21, 2000 in the face amount of $75,000, secured by 390,909 shares of Company common stock, maturity date 120 days after the Note date.

                                    EXHIBIT B

PART I - SECURITIES OWNED BY EXECUTIVE


         1. RESTRICTED OPTIONS/WARRANTS TO PURCHASE SHARES OF COMPANY COMMON STOCK:

         # options         Terms
         ---------         -----
(i)      553,788           granted 11/12/99; $.40 exercise price, fully vested, expire 11/12/04.

(ii)     950,000           granted 12/15/99; $.40 exercise price, fully vested, expire 11/12/04.


         2.       OPTIONS TO PURCHASE SHARES OF COMMON STOCK:

         # options         Terms
         ---------         -----
(i)      4,000,000         granted 07/31/00; $1.20 exercise price; expire 07/31/05.  2,000,000 vested immediately, 1,600,000 vested on closing of GeneralSearch.com, Inc.,
                           200,000 to vest on closing of The Affinity Group, Inc., and 200,000 to vest on closing of Reliant Interactive Media Corp-AsSeenOnTVpc.com, Inc.

(ii)     300,000           granted 07/31/00; $1.20 exercise price; expire 07/31/05.  Vest quarterly over three years.

         3.       COMMON STOCK:

       Number                                                 Date
       Of Shares                                              Acquired
       ---------                                              --------
Restricted:
           200,000.............................................11/22/99
           225,000.............................................11/22/99
           225,000.............................................11/22/99
           390,909.............................................05/09/00
            33,334.............................................11/22/99
            66,667.............................................11/22/99
           500,000.............................................05/09/00
            59,091.............................................05/09/00
            40,163............................................(10,000 of these shares were acquired on 10/21/97;
                                                               26,375 of these shares were acquired on 12/04/98; and
                                                               3,788 were acquired on 11/22/99)

"Free-trading":

         1,000,000............................................07/31/00 (Registered on Form S-8)

----------

Total:

         1,740,164
        ==========


PART II - SECURITIES FORFEITED BY EXECUTIVE



         1.       SECURITIES FORFEITED BY EXECUTIVE


(i) 500,000 of the options described above in Part I, 2(i), including the 400,000 options not yet vested.

(ii)     The 300,00 options described above in Part I, 2(ii).


* Note: all figures reflect the 10:1 reverse split that occurred on June 23, 2000.

                                    EXHIBIT C

CONSULTING AGREEMENT ATTACHED

                                    EXHIBIT D

                                 INDEMNIFICATION

I. Article VIII of the Bylaws of Company, as restated on April 22, 1999, provides indemnification as follows:

         8.1 AUTHORITY FOR INDEMNIFICATION: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of any foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan ("Any Proper Person"), shall be indemnified by the Corporation against expenses (including attorneys fees), judgments, penalties, fines, (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 8.4 of this Article that he conducted himself in good faith and that he:
                  (1) reasonably believed, in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interest; or (2) in all other cases (except criminal cases) believed that his conduct was at least not opposed to the Corporation's best interest; or (3) with respect to criminal proceedings had no reasonable cause to believe his conduct was unlawful. A person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent of this Corporation and when he is acting on this Corporation's behalf for some other entity. No indemnification shall be made under this section to a director with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable on the basis that a personal benefit was improperly received by him. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. These limitations shall apply to directors only and not to officers, employees, fiduciaries or agents of the Corporation.

         8.2 RIGHT OF INDEMNIFICATION: The Corporation shall indemnify any Proper Person who has been wholly successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 8.1 of this Article against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

         8.3 EFFECT OF TERMINATION OF ACTION: The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo


Exhibit D
                  contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability.

         8.4 GROUPS AUTHORIZED TO MAKE INDEMNIFICATION DETERMINATION: In all cases except where there is a right to indemnification set forth in Section 8.2 of this article or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that the indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained or the committee cannot be established, or even if a Quorum can be obtained or the committee can be established, but such Quorum or committee so directs, the determination shall be made by independent legal counsel selected by a vote of the a quorum of the Board of Directors or a committee in the manner specified in this Section, or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action) or by a vote of the shareholders.

         8.5 COURT ORDERED INDEMNIFICATION: Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification, under Section 8.2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in
                  Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the individual has been adjudged liable, indemnification shall be limited to reasonable expenses incurred.

         8.6 ADVANCE OF EXPENSES: Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation to any Proper Person in advance of the final disposition of the such action, suit or proceeding upon receipt of: (1) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article;
                  (2) a written undertaking, executed personally or on his behalf, to repay such advances if it is ultimately determined that he did not meet the


Exhibit D
                  prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment); (3) a determination is made by the proper group (as described in Section 4 of this Article), that the facts as then known to the group would not preclude indemnification.

         8.7 REPORT TO SHAREHOLDERS: Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.


II. The Board of Directors of Company adopted the following resolution with respect to specific indemnification of Executive on or about December 4, 1998:

                           RESOLVED, that the Corporation shall indemnify Robert
                  P. Gordon to the fullest extent permitted under the applicable law in the event that Mr. Gordon, as a result of any personal guarantee executed by Mr. Gordon, is required to personally repay any indebtedness of the Corporation or any of its subsidiaries.



Exhibit D